                              OMNI U.S.A., INC.
                               7502 MESA ROAD
                            HOUSTON, TEXAS 77028
                               (713) 635-6331

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD NOVEMBER 24, 1998

To Our Shareholders:

         The Board of Directors cordially invites you to attend the 1998 Annual Meeting of Shareholders (the "Annual Meeting") of Omni U.S.A., Inc. (the "Company"), to be held on Tuesday, November 24, 1998, at the offices of Omni USA, Inc., 7502 Mesa Road, Houston Texas 77028, at 10:00 a.m., Central Standard Time, or at such time and place to which the Annual Meeting may be adjourned or recessed, for the following purposes:

         1. To elect five directors to the Board of Directors of the Company to hold office until the 1998 Annual Meeting of Shareholders or until their successors have been duly elected and qualified;

         2. To ratify the appointment of Harper & Pearson Company as the Company's independent auditors for the 1999 fiscal year; and

         3. To act upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on October 1, 1998, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting. Therefore, the Board of Directors sincerely hopes you can attend the meeting in person. It is important that your shares be represented at the Annual Meeting regardless of whether you plan to attend. Please mark, date and sign the enclosed proxy and return it promptly in the enclosed envelope, which requires no postage if mailed in the United States. If you are present at the meeting, and you wish to do so, you may revoke the proxy and vote your shares in person.


                                           By Order of the Board of Directors,

                                           /s/ Jeffrey K. Daniel, President


Houston, Texas
Dated: October 15, 1998

                              OMNI U.S.A., INC.
                               7502 MESA ROAD
                            HOUSTON, TEXAS 77028
                               (713) 635-6331

                              -----------------
                               PROXY STATEMENT
                              -----------------

                       ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON NOVEMBER 24, 1998

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Omni U.S.A., Inc., a Nevada corporation (the "Company" or "Omni"), of the enclosed proxy (the "Proxy") to be voted at the Company's 1998 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Tuesday, November 24, 1998, at the offices of Omni USA, Inc., 7502 Mesa Road, Houston Texas 77028, at 10:00 a.m., Eastern Standard Time, or at such time and place to which the Annual Meeting may be adjourned or recessed, for the purposes set forth in the accompanying Notice. This Proxy Statement and the enclosed Proxy were first sent or given to the Company's shareholders on or about October 15, 1998.

         Shares can be voted at the Annual Meeting only if the holder is present or represented by proxy. The Proxy, if properly executed on its face and returned, will be voted (or withheld or abstained from voting) according to the choices specified thereon. The Proxy will be voted in favor of (i) the election of each nominee named therein, unless a choice is indicated to withhold authority to vote for such nominee, and (ii) each proposal described therein unless a choice is indicated to vote against or to abstain from voting on any specific proposal. In addition, the proxy confers discretion in the persons named in the proxy authorizing those persons to vote, in their discretion, on any matters properly presented at the meeting. The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock is required for a quorum. The election of directors and the approval of any other matters will require the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote and present in person or by proxy at the Annual Meeting. In the case of shares that are present at the Annual Meeting for quorum purposes, an abstention or not voting such shares for a particular nominee for director (including by withholding authority on the proxy) or an abstention on any other proposal will have the same effect as a vote against such director or proposal; and a broker non-vote will have no effect on the outcome of any proposals. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

                               GENERAL INFORMATION

         Every stockholder of the Company is entitled to cast, in person or by proxy, one vote for each share of the Company's Common Stock held by such stockholder at the close of business on October 1, 1998, the record date for the Annual Meeting. At that date, the Company had outstanding 3,523,092 shares of such Common Stock.

         The proxy hereby solicited is revocable at any time prior to its exercise. The proxy may be revoked in any manner permitted by law, including, without limitation, delivery of written notice of revocation to the Secretary of the Company, submission to the Secretary of a proxy dated later than a previously submitted proxy, or attendance at the meeting and voting by ballot.

         The cost of preparing, assembling and mailing the proxy statement and related material will be borne by the Company. In addition to soliciting proxies by mail, the Company may make requests for proxies by telephone, telegraph or messenger or by personal solicitation by officers, directors, or employees of the Company at nominal cost to the Company. The Company will reimburse third parties for the cost of forwarding proxy material to beneficial owners of Omni stock.

                                 PROPOSAL 1

                            ELECTION OF DIRECTORS

CURRENT DIRECTORS AND NOMINEES

         The Company's Articles provide for up to seven directors who serve until the next annual meeting of the shareholders and until their successors are elected and shall qualify. The Board of Directors has nominated and urges you to vote for the election of the four nominees identified below who have been nominated to serve as directors until the next annual meeting of shareholders of until their successors are duly elected and qualified. Each of the nominees listed below is a member of the Company's present Board of Directors. For personal information on each nominee director, SEE "MANAGEMENT," below.

         If, at the time of or prior to the Annual Meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designed by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

         The following are Omni's Nominees for Board of Directors:

Name                        Age         Position                          Director Since
----                        ---         --------                          --------------
Jeffrey K. Daniel           37          Director, President and
                                        Chief Executive Officer           January 1988

Craig L. Daniel             38          Director and
                                        Vice President-Manufacturing      December 1993

James L. Davis              50          Director                          November 1996

John F. Lillicrop           63          Director                          November 1996

W. Wayne Patterson          55          Director                          January 1997

         The Board of Directors recommends that shareholders vote "For" the election of each of the above named nominees, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

BOARD OF DIRECTORS

         The business and affairs of the Company are managed under the direction of the Board of Directors (the "Board"). The Board has the responsibility for establishing broad corporate policies and for the overall performance of the Company, rather than day-to-day operating details. Outside members of the Board are kept informed of the Company's business by various reports and information provided to them throughout the year and information presented at meetings of the Board by the Company's officers and employees.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board has established two standing committees: an Audit Committee and a Compensation Committee. Actions taken by a committee of the Board are reported to the Board of Directors at its next meeting. The Company does not have a Nominating Committee. The following is a brief description of the committees of the Board of Directors and their respective principal responsibilities.

    The AUDIT COMMITTEE consists of two outside directors. This committee recommends the appointment of a firm of independent certified public accountants to audit the accounting records of the Company each year. It reviews with representatives of the independent public accountants the auditing arrangements and scope of the independent public accountants' examination of the accounting records, results of those audits, their fees, and any other problems identified by the independent public accountants regarding internal accounting controls. The current members of the Audit Committee are Messrs. Davis and Lillicrop. The Audit Committee met two times in fiscal year 1998.

    The COMPENSATION COMMITTEE consists of two outside directors. This committee makes recommendations to the Board of Directors as to the salaries and annual bonuses of the elected officers, and reviews the salaries of other senior executives. This committee makes recommendations to the Board of Directors regarding grants of stock options to elected and other senior executive officers and other eligible employees. The current members of the Compensation Committee are Messrs. Davis and Lillicrop. The Compensation Committee met two times in fiscal year 1998.

BOARD MATTERS

    During the fiscal year ended June 30, 1998, the Board of Directors held ten meetings. The Board has regularly scheduled meetings during the year and meets at other times during the year as necessary to review significant developments affecting the Company and to act on matters requiring Board approval. With the exception of one meeting, all Board members attended all meetings of the Board of Directors and of the committees on which such director served during the fiscal year, either in person or by telephone.

DIRECTORS COMPENSATION

    Messrs. Davis, Lillicrop and Patterson are nominees as outside directors for the Company. Each director of the Company who is not an employee of the Company or any subsidiary is compensated through the issuance of 20,000 options to purchase Common Stock for the initial year of service and 10,000 options to purchase Common Stock for every year of service thereafter. The outside directors are reimbursed for their expenses up to a maximum of $1,000 for attendance at each board meeting. Jeffrey K. Daniel and Craig L. Daniel are not compensated for their service as directors. During fiscal year 1998, the Company issued to each Messrs. Davis and Lillicrop options to purchase 10,000 shares of Company Common Stock at $1.00 and issued to Mr. Patterson options to purchase 20,000 shares of Company Common Stock at $1.00.

    None of the Directors have been a participant in any proxy contest involving any publicly traded Company within the past ten years. Each of them has agreed to serve as a director of the Company if elected. There are no other nominees for director.

                                 MANAGEMENT

EXECUTIVE OFFICERS

    It is anticipated after the election of directors at the Annual Meeting that the following persons will be named Executive Officers of the Company:

Name                          Age       Position
----                          ---       --------
Jeffrey K. Daniel             37        President and Chief Executive Officer

Michael A. Zahorik            35        Executive Vice President, Chief Operating Officer,
                                        General Counsel and Secretary

Craig L. Daniel               38        Vice President-Manufacturing

---------------

JEFFREY K. DANIEL has been an employee of Omni since 1985 and is currently the Chief Executive Officer and President of the Company. He has a Bachelors degree in business administration from the University of Colorado. He was Vice President from 1987 until May 1994, when he was elected Chief Executive Officer and President. Jeffrey K. Daniel is the brother of Craig L. Daniel. Jeffrey K. Daniel has served as a director of the Company since January 1988 and is a nominee for director of the Company.

MICHAEL A. ZAHORIK joined the Company as its General Counsel in November 1994. In June 1995, Mr. Zahorik became Vice President of the Company, and in July 1996, became Executive Vice President and Secretary of the Company, and in January 1998, became Chief Operating Officer of the Company. Mr. Zahorik has a Bachelors Degree from the University of Colorado and a Juris Doctorate from the University of Denver. Prior to his employment with the Company, Mr. Zahorik was senior litigation and corporate counsel for McGeady Sisneros & Wollins, P.C., in Denver, Colorado. Mr. Zahorik is admitted to practice law in Colorado, Texas, and other Federal districts and circuits.

CRAIG L. DANIEL has been a full time employee of Omni since April, 1989, and is currently Vice President-Manufacturing for the Company, Managing Director of Omni Resources, Limited and General Manager of Shanghai Omni Gear Company, Limited. Craig L. Daniel is the brother of Jeffrey K. Daniel. Craig L. Daniel has served as a director of the Company since December 1993 and is a nominee for director of the Company.

JAMES L. DAVIS provides financial advice to mid-sized companies through Waterford Capital, Inc., a financial services firm he has owned since 1988. Before founding Waterford Capital, Inc., Mr. Davis was a partner at the accounting firm of Deloitte & Touche. From September 1991 through December 1995, Mr. Davis was a director of Entourage International, Inc., a skin care products company. Mr. Davis has a Bachelor of Business Administration degree from Texas Tech University and is a Certified Public Accountant. Mr. Davis has served as a director of the Company since December 1996 and is a nominee for director of the Company.

JOHN F. LILLICROP is President and Chief Executive Officer of OECO Corporation ("OECO"), a defense and aerospace electronics manufacturer in Portland, Oregon. From April 1994 through March 1996, Mr. Lillicrop was Senior Vice President of investment banking at Black and Company, Inc. in Portland, Oregon. From December 1990 through April 1994, Mr. Lillicrop was Chairman of Springtime, Inc. I, a wholesale grower of nursery products in Hillsboro, Oregon. Mr. Lillicrop is a director of OECO, Black and Company, Inc., Tycom Corporation, and Springtime, Inc. I. He is a graduate of the University of Colorado and received his EMBA from the Peter Drucker Graduate Management Center of the Claremont Graduate School. Mr. Lillicrop has served as a director of the Company since December 1996 and is a nominee for director of the Company.

W. WAYNE PATTERSON is President of HWG Capital, L.L.C. and a principal shareholder of Harris Webb & Garrison, Inc. Mr. Patterson also serves as Chairman of the Board of Integrated Service and Industrial Supply, a consolidator of industrial distribution companies and of U.S Graphics Industries. Mr. Patterson was formerly the Chairman, CEO and founder of Texas Micro Systems, a manufacturer of computers primarily for the telecommunications industry. Mr. Patterson also served as Chairman and CEO of BriskHeat Corporation, a manufacturer of thermal management products to the laboratory, aerospace and semiconductor industries. Prior to founding Texas Micro and BriskHeat in 1989, Mr. Patterson served as Executive Vice President of Keystone International, Inc., a NYSE listed manufacturer of flow control products. In this position, he led Keystone's merger and acquisition activities in addition to his operational responsibilities. Mr. Patterson continued to serve as Director and Chairman of the Audit Committee of Keystone until its merger with TYCO in August of 1997. Mr. Patterson holds BBA and LLD degrees from the University of Texas, is a CPA and a member of the Texas State Bar. Mr. Patterson has served as a director of the Company since January 1998 and is a nominee for director of the Company.

                         COMPENSATION OF MANAGEMENT

   Neither Jeffrey K. Daniel, Craig L. Daniel, nor Michael A. Zahorik are parties to any employment contract that is not terminable at will or which entitles them to bonuses or payments upon change of control, termination of employment or the like.

                         SUMMARY COMPENSATION TABLE

                                    Annual Compensation             Long Term Compensation
                               -----------------------------  ----------------------------------
                                                                       Awards            Payouts
                                                              ------------------------   -------
                                                              Restricted    Securities
Name and                                        Other Annual    Stock       Underlying    LTIP     All Other
Position                Year   Salary   Bonus   Compensation    Awards     Options/SARs   Payouts  Compensation
--------                ----   ------   -----   ------------    ------     ------------   -------  ------------
Jeffrey K. Daniel
President & CEO         1996   76,500    ---        ---          ---              ---       ---         ---
                        1997   76,500    ---        ---          ---          160,000*      ---         ---
                        1998   76,500    ---        ---          ---          136,000**     ---         ---

Craig L. Daniel
Vice President-         1996   76,500    ---        ---          ---              ---       ---         ---
   Manufacturing        1997   76,500    ---        ---          ---          160,000*      ---         ---
                        1998   76,500    ---        ---          ---          136,000**     ---         ---

Michael A. Zahorik
Executive Vice
   President &          1996      ---    ---        ---          ---              ---       ---         ---
   Gen. Counsel         1997   68,500    ---        ---          ---           70,000*      ---         ---
                        1998   68,500    ---        ---          ---           68,000**     ---         ---

No other executive officer's annual salary or bonus exceeded $100,000 for any of the three most recent fiscal years ended June 30, 1998.

--------------------
* On January 31, 1996, under the 1996 ISOP, Jeffrey K. Daniel and Craig L. Daniel were granted replacement options to purchase 160,000 shares of Common Stock and Michael A. Zahorik was granted options to purchase 70,000 shares of Common Stock. These grants were at an exercise price of $4.00 and were fully vested. On June 6, 1997, under the 1996 ISOP, the option price on these grants was reduced to $1.00 and the vesting schedule for these grants was changed to vest 50% in twelve (12) months and 50% in twenty-four (24) months. SEE "STOCK OPTION PLANS" below.

** On June 6, 1997, under the 1996 ISOP, Jeffrey K. Daniel and Craig L. Daniel were granted additional options to purchase 136,000 shares of Common Stock and Michael A. Zahorik was granted additional options to purchase 68,000 shares of Common Stock. These grants are at an exercise price of $1.00 and vest 100% three (3) years from date of grant. SEE "STOCK OPTION PLANS" below.

                   OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                               Individual Grants

                             Number of Securities   Percent of Total Options/   Exercise
                             Underlying Options/    SARs Granted to Employees   or Base     Expiration
Name                            SARs Granted             in Fiscal Year          Price         Date
----                         --------------------   -------------------------   --------    ----------
Jeffrey K. Daniel
President & CEO                     -0-*                       N/A                N/A           N/A

Craig L. Daniel
Vice President-
Manufacturing                       -0-*                       N/A                N/A           N/A

Michael A. Zahorik
Exec. Vice President, Chief
Operating Officer & General
Counsel                             -0-*                       N/A                N/A          N/A

-----------------
* No stock options were granted Management in fiscal year 1998.


AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                                            Value of Unexercised
                                                            Number of Unexercised           in-the-money Options/
                             Shares Acquired    Value     Options/SARs at FY-End (1)         SARs at FY-End (2)
Name                           on Exercise     Realized    Exercisable/Unexercisable      Exercisable/Unexercisable
----                         ---------------   --------   --------------------------      -------------------------
Jeffrey K. Daniel
President & CEO                     N/A          N/A               296,000                         $943,648
                                                                   -------                         --------
                                                                80,000/216,000                $255,040/$688,608

Craig L. Daniel
Vice President-
   Manufacturing                    N/A          N/A               296,000                         $943,648
                                                                   -------                         --------
                                                                80,000/216,000                $255,040/$688,608
Michael A. Zahorik
Exec. Vice President &
   General Counsel                  N/A          N/A               138,000                         $443,944
                                                                   -------                         --------
                                                                35,000/103,000                $115,580/$328,364

------------------------
N/A Not applicable; No options were exercised during the fiscal year ended
    June 30, 1998.
(1) Indicates number of options exercisable and unexercisable as of June 30, 1998.
(2) Based upon closing price of Common stock at June 30, 1998 of $3.188.

STOCK OPTION PLANS

         The Company maintains a Non-Qualified Stock Option Plan (the "NQSOP") and a 1996 Incentive Stock Option Plan (the "1996 ISOP"). The NQSOP covers 600,000 shares of Common Stock and the 1996 ISOP covers 900,000 shares of Common Stock. The purpose of the NQSOP and 1996 ISOP is to offer eligible employees of the Company and its subsidiaries an opportunity to acquire or increase their proprietary interests in the Company and provide additional incentive to contribute to its performance and growth.

         On June 6, 1997, the Board, upon recommendation from the Compensation Committee, repriced all options granted and existing to current Company employees under the 1996 ISOP and NQSOP from $4.00 per share to $1.00 per share. The repriced options vest 50% twelve (12) months from June 6, 1997 and 50% twenty-four (24) months from June 6, 1997.

          In addition, the Board, upon recommendation of the Compensation Committee, granted options to purchase 136,000 shares of Common Stock at $1.00 per share to each Jeffrey K. Daniel and Craig L Daniel, and granted options to purchase 68,000 shares of Common Stock at $1.00 per share to Michael A. Zahorik, all such options to vest three years from June 6, 1997. On January 1, 1998, the Board granted options to purchase 10,000 shares of Common Stock at $1.00 per share to each outside director James L. Davis and John F. Lillicrop and granted options to purchase 20,000 shares of Common Stock at $1.00 per share to outside director W. Wayne Patterson. Messrs. Davis, Lillicrop and Patterson's options were immediately vested.


                         TEN-YEAR OPTIONS/SAR REPRICINGS

                                Number of                                                     Length
                                Securities      Market            Exercise                    of Original
                                Underlying      Price of Stock    Price of Stock              Option Term
                                Options/SARs    at Time of        at Time of       New        Remaining at
                                Repriced or     Repricing or      Repricing or     Exercise   Date of
Name                   Date     Amended         Amendment         Amendment        Price      Repricing
----                   ----     ---------       ----------        ----------       -------    -----------
Jeffrey K. Daniel      6/6/97   160,000         $0.75             $4.00            $1.00      8 years
Craig L. Daniel        6/6/97   160,000         $0.75             $4.00            $1.00      8 years
Michael A. Zahorik     6/6/97    70,000         $0.75             $4.00            $1.00      8 years

COMPENSATION COMMITTEE REPORT ON REPRICING OF OPTIONS

   The repricing reflected in the above table was implemented in 1996 on the recommendation of the Compensation Committee in place at that time to conform the options to prevailing market prices and provide an incentive for which the options were designed.

OTHER COMPENSATION

     The Company has paid no bonuses to its executive officers. The Company has a group medical plan which provides medical and hospital benefits and term life insurance to its employees, including its officers, at no cost to the employee. Jeffrey K. Daniel and Craig L. Daniel are not compensated as directors.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

EDWARD L DANIEL AND AFFILIATES

         The Company and Edward L. Daniel, former Chairman of the Board and principal shareholder of the Company, had the following arrangements during the year ended June 30, 1998: (i) lease of the Houston facility from Daniel Development Corporation ("DDC"), a Washington partnership controlled by Edward L. and Joan J. Daniel in the amount $8,000 monthly through March 31, 1998; and (ii) the Company paid Edward L. Daniel $20,000 per month, through July 31, 1998, in consideration of terminating all previous agreements to provide services to the Company. On March 6, 1998, effective April 1, 1998, the building was sold to Phenix Investment Company, a real estate investment company located in Houston Texas. Phenix Investment Company is not affiliated with Daniel Development Corporation, Edward L. Daniel or Joan J. Daniel. The terms of the lease were not changed as a result of the sale.

         From time to time, the Company has been a party to various transactions with Edward L. Daniel ("Edward Daniel"), Joan J. Daniel ("Joan Daniel") and certain affiliates ("Affiliates")(collectively, Edward Daniel, Joan Daniel and Affiliates will be referred to as "Daniel"). The Company and Daniel have had a series of disputes regarding the validity of certain agreements between the parties. As a result of such disputes, the Company and Daniel have entered into a Mutual Release and Settlement Agreement, effective June 30, 1997 (the "Agreement") which supersedes and replaces all prior negotiations, statements and agreements of the parties.

         The Agreement has the effect of simplifying the Company's capital structure, resolving outstanding contractual disputes and reducing Company costs in the future. Under the terms of the Agreement, (1) the Company was released from any obligation under the Equity Contract Note ("ECN") in the principle amount of $918,304, together with accrued interest in the amount of $222,516; (2) Edward Daniel and Joan Daniel transferred to the Company all 10,180 Series B Convertible Preferred shares held by them; (3) Edward Daniel and Joan Daniel released the Company from any accrued dividends under the Series B Convertible Preferred shares; (4) Edward Daniel and Joan Daniel transferred all warrant holdings consisting of 656,101 Class A Warrants and 656,101 Class B Warrants held by them; and (5) the Company was released from its obligation under previous consulting agreements which provided for the payment of consulting fees through December 1999 in the amount of $20,000 per month.

         Upon execution of the Agreement, the Company (a) paid Edward Daniel and Joan Daniel $35,000; (b) released a note receivable from an affiliate of Edward Daniel, Daniel Development Corporation (the "DDC Receivable") in the principle amount of $853,397, together with accrued interest thereon in the amount of $208,310; (c) cancelled an account receivable in the amount of $63,199 from LaPlante Compressor Company ("LaPlante"), an affiliate of Edward Daniel; and (d) in exchange for the release of the ECN and the transfer of all Preferred Stock, all of which had rights to convert into Common Stock, the Company issued each Edward Daniel and Joan Daniel 375,000 shares of Common Stock, which shares cannot be voted by them or their affiliates until August 1999. The Company granted Edward Daniel and Joan Daniel demand registration and piggyback rights through 2001 subject to certain conditions and limitations set forth in the Registration Rights Agreement executed in connection with the Agreement. Under the Agreement, the Company paid Daniel $20,000 per month through July 1998 as severance and will pay health care coverage for Edward Daniel through the same period.

         In connection with the Agreement, the Company executed an Amended Lease Agreement as set forth below.

         Pursuant to the terms of the ECN, the Company recorded accrued interest in the aggregate amount of $73,464 in fiscal 1996 and $73,464 in fiscal 1997, and treated all ECN interest as dividends. The Company also paid Edward Daniel consulting fees equal to $132,274 in fiscal 1997.

         The Company offset the obligation under the ECN against all Daniel receivables, including the DDC Receivable and LaPlante Receivable. In addition, the Company accrued in the fiscal year ended June 30, 1997, all amounts due under the Agreement, including severance payments due Edward Daniel through August 1998. As a result of the offset and accrual, the Company expensed $246,317 for the fiscal year ended June 30, 1997. No amount or charges related to the Agreement or Daniel will be recorded after June 30, 1997.

         As a result of the Agreement, Edward Daniel and Joan Daniel own 1,054,136 shares of Company Common Stock (including 750,000 shares of Common Stock delivered under the Agreement).

         Subsequent to the execution of the Agreement, on or about September 6, 1997, the Company cancelled the Series A Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock.

         LEASE OF REAL PROPERTY. The Company leased its Houston facility from Daniel Development Corporation ("DDC"), a Washington partnership controlled by Edward L. Daniel and Joan J. Daniel through March 31, 1998. The lease was amended pursuant to the Agreement to provide for a five-year term at $8,000 per month through March 31, 1998; provided, however, that the lease may be terminated by DDC upon six months notice. On March 6, 1998, effective April 1, 1998, the building was sold to Phenix Investment Company, a real estate investment company located in Houston Texas. Phenix Investment Company is not affiliated with Daniel Development Corporation, Edward L. Daniel or Joan J. Daniel. The terms of the lease were not changed as a result of the sale. The Company made aggregate lease payments to DDC of $90,000 in 1997 and $72,000 in 1998.

         ESTATE OF MRS. JANE DANIEL

         In November 1993, The Company borrowed $200,000 from Mrs. Jane Daniel (now deceased), Edward Daniel's mother and a shareholder. The loan was an unsecured note that was fully paid during the fiscal year ended June 30, 1998.

                              SECURITY OWNERSHIP

CAPITALIZATION

         The Company's currently authorized equity securities are as follows:
(i) 150,000,000 shares of Common Stock, par value $.004995 per share, (ii) 2,312,773 Class A Common Stock Purchase Warrants ("Class A Warrants"); and
(iii) 1,362,473 Class B Common Stock Purchase Warrants ("Class B Warrants"). As of October 1, 1998, the Company had outstanding 3,523,092 shares of Common Stock, Class A Warrants to purchase 946,565 shares of Common Stock and Class B Warrants to purchase 706,372 shares of Common Stock.

         On or about September 6, 1997, the Company cancelled all previously authorized and outstanding Series A Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock.

         CLASS A AND B WARRANTS. There are 945,565 Class A Warrants and 706,372 Class B Warrants to purchase Common Stock. The Class A Warrants may be exercised by the holder thereof at any time between 90 days after issuance and March 15, 1999, at $4.00 per share, and the Class B Warrants may be exercised at any time between 90 days after issuance and March 15, 2001, at $6.00 per share.

         EQUITY CONTRACT NOTES. On or about June 30, 1997, pursuant to the Agreement, the Company was released from any future obligation under the ECN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of Common Stock as of the close of business on June 30, 1998, by each person who is known to the Company to be a beneficial owner of 5% or more of the Common Stock, by each current and Nominee director, and by all directors and executive officers as a group.

                                                      Amount and Nature
                                                        Of Beneficial
Name and Address of Beneficial Owner                      Ownership        Percent of Class(1)
------------------------------------                      ---------        -------------------
Edward L. Daniel (3)(6) ............................        527,068                15.0%
Joan J. Daniel (4)(6) ..............................        527,068                15.0%
Jeffrey K. Daniel (2)(8) ...........................        125,355                 3.5%
Craig L. Daniel (2)(9) .............................        143,416                 4.0%
Michael A. Zahorik (2)(10) .........................         71,900                 2.0%
Websters Publishing, Ltd. (5) ......................        735,018                18.3%
James L. Davis (7) .................................         90,000                 2.5%
John F. Lillicrop (11) .............................         45,000                 1.3%
W. Wayne Patterson (12) ............................         20,000                  *
Executive Officers and
 Directors as a Group ..............................        495,671                12.8%

* less than 1% of the total number of shares outstanding

----------------
(1)      Based upon 3,523,092 shares of Common Stock outstanding as of June 30,
         1998.
(2)      The address for all officers is 7502 Mesa Road, Houston, Texas 77028.
(3) Includes 375,000 shares of Common Stock issued to Edward Daniel under the Agreement which shares cannot be voted by him until August 1999.
(4) Includes 375,000 shares of Common Stock issued to Joan Daniel under the Agreement which shares cannot be voted by her until August 1999.
(5) Includes 245,006 shares purchasable under A Warrants exercisable within 60 days at $4.00 per share and 245,006 shares purchasable under B Warrants exercisable within 60 days at $6.00 per share. The address of such beneficial owner is Caroline Center, 10th Floor, 28 Yun Ping Road, Causeway Bay, Hong Kong.
(6) The address for such beneficial owner is 2476 Bolsover, #626, Houston, Texas 77005.
(7) Includes 50,000 shares purchasable under A Warrants exercisable within 60 days at $4.00 per share and 40,000 shares purchasable under options exercisable within 60 days at $1.00 per share. The address of such beneficial owner is One Park Ten Place, Suite 340, Houston, Texas 77084.
(8) Includes 80,000 shares purchasable under options exercisable within 60 days at $1.00 per share and 3,763 shares held in street name and 770 shares held of record by the Jeffrey K. Daniel IRA, a self-directed IRA and 7,489 shares purchased through the Company's 401(k) plan..
(9) Includes 80,000 shares purchasable under options exercisable within 60 days at $1.00 per share and 6,800 shares held of record by the Craig L. Daniel IRA, a self-directed IRA.
(10) Includes 35,000 shares purchasable under options exercisable within 60 days at $1.00 per share and 19,300 shares held of record by the Michael
         A. Zahorik IRA, a self-directed IRA and 2,100 shares purchased through the Company's 401(k) plan.
(11) Includes 40,000 shares purchasable under options exercisable within 60 days at $1.00 per share. Owned jointly with Stella J. Lillicrop. The address of such beneficial owners is 1220 Skyland Drive, Lake Oswego, Oregon 97034.
(12) Includes 20,000 shares purchasable under options exercisable within 60 days at $1.00 per share. The address of such beneficial owner is 5599 San Felipe, Suite 301, Houston, Texas 77056.

         Except as set forth above, none of the Nominees was, during the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of Omni, including but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. For a description of certain transactions between Mr. Edward L. Daniel and the Company, SEE "CERTAIN RELATIONSHIPS AND TRANSACTIONS" above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file reports with the Securities and Exchange Commission relating to transactions and holdings in the Company Common Stock. Based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during the most recent fiscal year, the Company is not aware of any failure to file such forms on a timely basis.

                                   PROPOSAL 2

                RATIFICATION OF APPOINTMENT OF PRINCIPAL AUDITORS

   The Board of Directors has appointed Harper & Pearson Company ("Harper & Pearson") as the Company's independent auditors to examine the Company's financial statements for the fiscal year ending June 30, 1998, subject to the ratification of such selection by the shareholders at the Annual Meeting. Harper & Pearson has acted as the Company's independent auditors since November 1993 and audited the Company's financial statements for the year ended June 30, 1998, which are included as part of the Company's Annual Report on Form 10-KSB delivered with this Proxy Statement.

   The Board of Directors recommends that the shareholders vote the ratification of the selection of Harper & Pearson as the independent auditors of the Company for the fiscal year ending June 30, 1999. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy is necessary for ratification. Ratification is not required nor does it prevent the Board from selecting different auditors; however, the Board is submitting this matter to the shareholders in order to enhance their participation in this aspect of the Company's affairs. If the shareholders do not ratify the selection of Harper & Pearson as the Company's independent auditors, the Board will reconsider the selection.

   Representatives of Harper & Pearson are not expected to attend the Annual Meeting.

                     STOCKHOLDER PROPOSALS AND OTHER MATTERS

         YEAR 2000

         The Company recognizes the need to ensure that its operations will not be adversely impacted by the Year 2000 software issues. Processing errors potentially arising from calculations using the Year 2000 date are a known risk. The Company is actively addressing these software issues to minimize these risks. The Company is in the process of identifying internal software and imbedded technology Year 2000 risks. The Company has performed internal test operations using dates subsequent to Year 2000 (specifically, the Company's financial and inventory systems) and has not encountered problems which are material to the Company's operations. The Company is inquiring of its customers and vendors and contractors with whom the Company has a material relationship, to provide the Company with updates of their efforts to be Year 2000 compliant and, if compliant, written assurances to that effect. The Company anticipates the completion of the identification and verification process to be completed within fiscal year 1999. The Company has not accelerated computer replacement or software upgrades as a result of Year 2000 issues. At this point, the Company has not identified any internal Year 2000 issue that will not otherwise be resolved through computer and software upgrades. The cost of achieving Year 2000 compliance over the cost of normal software upgrades is estimated to be approximately $10,000-$20,000. At this point, the Company has not developed a contingency plan in the event a material issue arises.

         SHAREHOLDER PROPOSALS

         Shareholder proposals intended for inclusion in the proxy statement for the next Annual Meeting must be received by the Company by March 31, 1999, and should be sent to Michael A. Zahorik, Secretary of the Company, at the address stated on the first page of this proxy statement.

         As of the date of this proxy statement, the Board of Directors of Omni knows of no matter, other than the election of directors, and the ratification of the selection of independent public accountants, to come before the meeting. If any other matter should properly come before the meeting, it is the intention of the persons named on the accompanying form of proxy to vote such proxy in accordance with their judgment in such matter.

                                   By order of the Board of Directors,

                                   /s/ JEFFREY K. DANIEL
                                   President and Chief Executive Officer

Dated: October 15, 1998

A COPY OF THE OMNI U.S.A., INC. ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENTS SCHEDULES, IS AVAILABLE WITHOUT CHARGE TO INTERESTED SECURITY HOLDERS UPON WRITTEN REQUEST. THE COMPANY WILL FURNISH ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING SUCH REPORT TO ANY SUCH PERSON ON REQUEST UPON PAYMENT OF REASONABLE FEES RELATING TO THE COMPANY'S FURNISHING SUCH EXHIBITS. PLEASE DIRECT INQUIRIES TO INVESTOR RELATIONS, OMNI U.S.A., INC., 7502 MESA ROAD, HOUSTON, TEXAS 77028.

-------------------------------------------------------------------------------
             YOUR PROXY IS IMPORTANT, PLEASE SIGN AND MAIL IT TODAY.
-------------------------------------------------------------------------------

            Proxy                Omni USA, Inc.
                                 7502 Mesa Road
                              Houston, Texas 77028

               This Proxy Is Solicited By The Board Of Directors

            The undersigned hereby appoints Jeffrey K. Daniel and Craig L. Daniel, or either of them, as Proxies, each with the full power of substitution, to vote at the Annual Meeting of Shareholders to be held on November 24, 1998, or any adjournment thereof, all the shares of stock of Omni USA, Inc. ("Omni") held of record by the undersigned on October 1, 1998, upon the matters described on the reverse side of this card, all in accordance with and as more fully described in the accompanying Notice and Proxy Statement for the Annual Meeting. By signing and returning this Proxy, the undersigned hereby revokes all proxies previously given with respect to the Annual Meeting.

            This Proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction is made on the reverse side hereof, this Proxy will be voted FOR the Proposals described on the reverse side hereof. In addition, this Proxy will be exercised, if either of the Proxies named above so elects in his discretion, to vote (i) for the election of any person to replace a nominee named above who is unable to serve or will not serve, (ii) on any other matter as may properly come before the shareholders at the Annual Meeting, and (iii) on matters incident to the conduct of the Annual Meeting. As of October 1, 1998, the Proxies are not aware of any other matters to be presented to the shareholders at the Annual Meeting.

The Board of Directors recommends a vote FOR the Proposals set forth on the reverse side.


NOMINEES FOR BOARD OF DIRECTORS.            / / For all Nominees     / / Against all Nominees     / / Withhold Authority
            Mr. Jeffrey K. Daniel
            Mr. Craig L. Daniel        To vote against a particular Nominee, strike through his name; to withhold
            Mr. James L. Davis         authority to vote with respect to a particular Nominee, write his name in
            Mr. John F. Lillicrop      space below.
            Mr. W. Wayne Patterson


RATIFY HARPER & PEARSON AS AUDITORS.        / / For                  / / Against                  / / Abstain

            Please sign this Proxy as your name appears below, date it and promptly return it whether or not you plan to attend the Meeting.  If signing for a corporation or partnership or as an agent, attorney or fiduciary, indicate the capacity in which you are signing.

                                                                    -----------------------------------------------------------
                                                                                                                      Signature

                                                                    -----------------------------------------------------------
                                                                                                                      Capacity

                                                                    Dated:
                                                                           ----------------------------------------------------